SERVICER'S CERTIFICATE - SUPPLEMENTARY INFORMATION


   EXCESS SPREAD
 A Collected interest on Receivables this period   $1,128,844.64
 B Recoveries this period relating to Defaulted Recvbles $12,854.31 C Repossessions this period relating to Defaulted Receivabl$0.00
 D Other Liquidation Proceeds this period relating to
   Defaulted Receivables from prior periods            $51,249.04
 E Interest earnings this period on Certificate Account
   balances                                            $28,998.46
 F Miscellaneous amounts this period (e.g., late fees,
   prepayment fees, ect.)                              $50,695.38
 G Investment Earnings on the cash collateral account depos
   deposit                                             $55,627.57

 1 TOTAL REVENUES                                   $1,328,269.40

 H Certificateholder Interest                         $704,255.09
 I Defaulted Receivables this period                  $209,670.22
 J Recoveries this period relating to Defaulted Receivable$ 0.00 K Repossessions this period relating to Defaulted Receiva$ 0.00 L Other Liquidation Proceeds this period relating to
   Defaulted Receivables this period                    $ 0.00
 M Servicing Fee this period                          $117,730.31
 N Trustee Fee this period                                $250.00
 O Interest on Loan this period                        $33,557.04
 P Loan Fee on Loan                                     $5,113.45

 2 TOTAL EXPENSES                                    $1,070,576.11

 3 EXCESS SPREAD                                      $ 257,693.29
 Q Pool Balance on first day of related Collection
   Period                                         $141,276,369.83


  EXCESS SPREAD PERCENTAGE                                 2.19%

  Three month average Excess Spread Percentage             1.98%
  Six month average Excess Spread Percentage               2.17%



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 CONTRACTS

 R # of contracts on first day of Collection Period      16,407
 S # scheduled pay off
 T # prepayment in full                                     447
 U Defaulted contracts                                       44

 4 # of contracts on last day of Collection Period       15,916


 POOL BALANCE

 V Pool Balance on first day of related Collection
 Period                                           $141,276,369.83
 W Scheduled principal received this period
 X Principal repayments received this period        $6,538,400.69
 Y Defaulted receivables this period                   $188,568.71

 5 Pool Balance on last day of related Collection
 Period                                          $134,549,400.43

   OTHER DATA

 Weighted average original term of remaining contracts   57.44
 Weighted average remaining term of remaining contracts  35.15
 Weighted average APR of remaining contracts             9.71%

   DELINQUENCIES
                                     % of           # of
     Buckets     Balances           Balances        Contracts

  ---------   ----------------     ----------      -----------
  0-29 days    $131,403,204.46       97.66%           15,558
  30-59 days   $  1,795,916.46         1.33%              204
  60-89 days        428,932.84          0.32%               53
  90-119 days       286,170.19         0.21%                35
 120-149 days       152,532.35         0.11%               18
 150-179 days       162,289.89         0.12%               19
 180+days           320,354.24         0.24%               29

  TOTAL        $134,549,400.43       100.00%          15,916